IOWA
life | changing

October 22, 2007

Greg Brown, CFO
BioForce Nanosciences, Inc.
1615 Golden Aspen Drive, Suite 101
Ames, IA 50010-8098

RE: Physical Infrastructure Assistance Program (PIAP) contract number 03-PIAP-04

Dear Mr. Brown:

Thank you for your recent submission of information regarding the above referenced contract.

The Iowa Department of Economic Development has determined that all obligations pertaining to the forgivable loan portion of Physical Infrastructure Assistance Program (PIAP) contract 03-PIAP-04 with BioForce Nanosciences, Inc. have been satisfied as of the August 7, 2007.

This $150,000 forgivable loan was made to assist BioForce Nanosciences, Inc. with an expansion at the Iowa State Research Park. This project was to create approximately 8,000 square feet of additional lab and office space, allow for the purchase of additional equipment, and provide additional working capital.

The contract required that the company meet the following conditions:

- Loan funds will be used by the business for leasehold improvement at its Aspen Business Park facility
- The Business will invest an additional $1,280,000 in total for tenant improvements, including equipment and working capital.
- The Business will have a total of 30 employees at the Ames facility
- An additional $100,000 will be provided to assist the Business

Documentation provided to our department on August 7, 2007 shows 32 employees on the payroll at BioForce Nanosciences, Inc. In addition, financial statements from 2005 and 2006 and a depreciation schedule showing amounts spent on leasehold improvements and equipment document that a minimum of $1,280,000 was expended on the project.

The Department considers the contract obligations to have been fulfilled as of August 7, 2007 and the forgivable loan is formally forgiven.

Mike Tramontina, Director • 200 East Grand Avenue, Des Moines, Iowa USA 50309 • Phone: 515.242.4700 • Fax: 515.242.4809 • www.iowalifechanging.com

The Department of Economic Development looks forward to working with BioForce Nanosciences, Inc. in the future. If you have questions, please feel free to contact me at 515.242.4831.

Sincerely,

Nichole Warren

Nichole Warren
Workforce Coordinator/Project Manager

Cc: File (NW)